Exhibit 10.2.5

AGREEMENT AND RELEASE

April 18, 2003

To: Bruce R. Worthington

Dear Bruce:

This letter agreement (the "Agreement") by and between PG&E Corporation (the "Company"), as grantor of the trust pursuant to the Supplemental Executive Retirement Plan of Pacific Gas and Electric Company (the "SERP"), and you ("Executive"), addresses Executive's benefits under the SERP.

RECITALS
(1)	Executive is a participant in the SERP.
(2)

The Company has agreed to purchase annuity contracts on Executive's behalf with AIG Life Insurance Company and John Hancock Life Insurance Company in complete satisfaction of Executive's benefits accrued under the SERP through December 31, 2002.

AGREEMENTS AND ACKNOWLEDGMENTS
(1)

In consideration of the establishment and funding of contract number GA-1147 with AIG Life Insurance Company and contract number 15340 with John Hancock Life Insurance Company (the "Annuity Contracts") and the delivery to Executive of certificates under the Annuity Contracts, Executive acknowledges and agrees that all of Executive's benefits accrued under the SERP as of December 31, 2002 ("Accrued Benefits") have been fully satisfied and discharged.

(2)

Executive further acknowledges and agrees that the Company, Pacific Gas and Electric Company and their subsidiaries and affiliates shall have no further liability or obligation with respect to payment of the Accrued Benefits.

(3)

Executive further agrees that any claim or dispute related to the Accrued Benefits shall relate not to the SERP but rather solely to the Annuity Contracts, and Executive releases from all liability and agrees not to bring any claim, complaint or dispute against the SERP, the trust pursuant to the SERP, the Company, Pacific Gas and Electric Company or any of their subsidiaries, affiliates, officers, employees or consultants with respect to the Accrued Benefits.

(4)

The Company and Executive agree that all of their respective rights under Section 1542 of the Civil Code of the State of California, arising at any time prior to the date this Agreement is mutually executed by the parties, which are related or in any manner incidental to the matters encompassed by this Agreement are hereby waived. Section 1542 provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

This Agreement constitutes the entire agreement between Executive and the Company with respect to the subject matter of this Agreement and may only be modified or amended by a writing signed by Executive and the Company.

By signing below, you agree to all the terms of this Agreement.

PG&E CORPORATION

By
/s/ G. Brent Stanley

G. Brent Stanley
Senior Vice President

/s/ Bruce R.Worthington

Bruce R. Worthington